Exhibit 23.3

December 1, 2006

Board of Directors

BUCS Financial Corp

10455 Mill Run Circle

Owings Mills, MD 211170

Dear Board Members:

We hereby consent to the use of our firm’s name, FinPro, Inc. (“FinPro”) and the inclusion of, summary of and references to our Fairness Opinion in the Form S-4 Registration Statement (“Registration Statement”), and any amendments thereto.

Very Truly Yours,

/s/ FinPro, Inc.
FinPro, Inc.

20 Church Street • P.O. Box 323 • Liberty Corner, NJ 07938-0323 • Tel: 908.604.9336 • Fax: 908.604.5951

finpro@finpronj.com • www.finpronj.com